Exhibit 16.16(a)

POWER OF ATTORNEY

FOR SECURITIES AND EXCHANGE COMMISSION AND RELATED FILINGS

Each of the undersigned Trustees of Investment Managers Series Trust II (the “Trust”) hereby appoints Joy Ausili, Rita Dam and Diane Drake (with full power to each of them to act alone) as his or her attorney-in-fact and agent, in all capacities, to execute and file a Registration Statement of the Trust on Form N-14 under the Investment Company Act of 1940, under the Securities Act of 1933, and under the laws of all states and other domestic and foreign jurisdictions, relating to the transaction listed below, and any and all amendments thereto, and any other documents related thereto, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

•	Reorganization of The SPAC and New Issue ETF, The De-SPAC ETF, The Short De-SPAC ETF, FOMO ETF, Revere Sector Opportunity ETF, and Tuttle Capital Short Innovation ETF, each a series of the Collaborative Investment Series Trust, into AXS SPAC and New Issue ETF, AXS De-SPAC ETF, AXS Short De-SPAC ETF, AXS FOMO ETF, AXS Revere Sector Opportunity ETF, and AXS Short Innovation ETF, respectively, each a series of the Trust.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Each undersigned Trustee hereby executes this Power of Attorney as of the 21st day of April, 2022.

/s/ Larry Tashjian	/s/ John P. Zader
Larry Tashjian Trustee	John P. Zader Trustee

/s/ Kathy Shkuda	/s/ Thomas Knipper
Kathy Shkuda Trustee	Thomas Knipper Trustee

/s/ Terrance P. Gallagher	/s/ Eric M. Banhazl
Terrance P. Gallagher Trustee	Eric M. Banhazl Trustee